Exhibit (s)

EX-FILING FEES

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

Ares Private Markets Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Shares of beneficial interest	457(o)	$500,000,000		$500,000,000	0.00014760	$73,800

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$500,000,000		$73,800(3)

	Total Fees Previously Paid

	Total Fee Offsets

	Net Fee Due					$73,800(3)		$73,800(3)

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered (4)	Maximum Aggregate Offering Price of Securities Previously Registered (4)	Form Type	File Number	Initial Effective Date

Equity	Shares of beneficial interest	$500,000,000	$500,000,000	N-2	333-258821	March 31, 2022

(1)	The Registrant hereby offers up to an additional $500,000,000 of shares of beneficial interest pursuant to this Registration Statement, for a maximum aggregate amount of $1,000,000,000 of shares of beneficial interest, including the Registration Statement File No. 333-258821, effective March 31, 2022, as amended, previously filed by the Registrant on Form N-2 (the “Prior Registration Statement”), as amended hereby. The offering currently includes Class A Shares, Class D Shares and Class I Shares.

(2)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee.

(3)	Calculated pursuant to Rule 457(o) and paid in connection with the filing of this Registration Statement on October 17, 2023. Amount represents $73,800 to register the additional $500,000,000 of shares of beneficial interest registered hereby under this Registration Statement, for a total maximum offering price under the Registration Statement, including the Prior Registration Statement, of $1,000,000,000.

(4)	Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus in this Registration Statement also relates to the offering of $500,000,000 of shares of beneficial interest that were previously registered pursuant to the Prior Registration Statement. $46,366.40 was previously paid by the Fund to register $500,000,000 of shares of beneficial interest under the Prior Registration Statement.